RELATED PARTY LOAN AGREEMENT

THIS AGREEMENT (this "Agreement") is made and entered on November 22, 2019 by and between OFF Line Co., Ltd. (the "Lender") and OFF Line International, Inc., a Delaware corporation. (the “Company”).

IN CONSIDERATION OF the Lender providing the Loan to the Company, and the Company repaying the loan to the Lender, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

1. Loan Amount and Interest

The Lender promises to loan up to JPY50,000,000 ($460,000) USD to the Company (the "Loan") with unsecured, due on demand and non-interest bearing.

2. Payment

At any time while not in default under this Agreement, the Company may pay the outstanding balance then owing under this Agreement to the Lender without further bonus or penalty.

3. Governing Law

This Agreement will be construed in accordance with and governed by the laws of Japan.

4. Amendments

This Agreement may only be amended or modified by a written instrument executed by both the Company and the Lender.

5. Severability

The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

6. General Provisions

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

7. Entire Agreement

This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

Signed, sealed and delivered in the presence of:

Lender: OFF Line Co., Ltd.

By: /s/ Koichi Ishizuka

President, CEO and Director

Company: OFF Line International, Inc.

By: /s/ Koichi Ishizuka

President, CEO and Director